EXHIBIT 10.4







                       SECURITY AGREEMENT


    THIS SECURITY AGREEMENT ("Agreement") is made and entered into as of this 22nd day of November, 1989, by and between DECADE COMPANIES INCOME PROPERTIES - A LIMITED PARTNERSHIP, a Wisconsin limited partnership ("Borrower"), and HOME SAVINGS OF AMERICA, F.A., a federally chartered savings and loan association ("Secured Party").


                            RECITALS

     A. Borrower owns, in fee simple, certain real property in Madison, Dane County, Wisconsin, commonly known as 237-293 and 301-417 North Thompson Drive, and more particularly described in Exhibit A attached hereto and, by this reference, made a part hereof ("Property");

     B. In connection with the Property, Secured Party is making a loan in the principal amount of FOUR MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,100,000.00), evidenced by a Promissory Note Adjustable Interest Rate ("Note") of even date and a Mortgage, an Assignment of Rents and Leases and this Security Agreement, all of even date. Said Note and the documents securing the same are hereinafter sometimes collectively referred to as ("Loan Documents"); and

     C. Secured Party requires, as a condition precedent to its advancing funds pursuant to the Loan Documents, that the Borrower enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

     1. Borrower hereby grants to Secured Party, its successors and assigns, a continuing security interest in the following
(hereinafter called the "Collateral"):

     (a) all furnishings, furniture, fixtures, machinery, equipment, appliances, systems, building materials, vehicles and personal property of every kind and nature whatsoever (including, without limitation, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures and systems, carpeting and other floor coverings, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus and systems, refrigerating plant, refrigerators, computers and all hardware and software therefor, cooking apparatus and appurtenances, window screens, draperies, awnings, and storm sashes) which are or shall be attached to any buildings, structures or improvements now or hereafter located on the Property, or which are or shall be located in, on or about the Property, or which, wherever located (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of vendors or manufacturers thereof), are used or intended to be used in or in connection with the construction, fixturing, equipping, furnishing, use, operation or enjoyment of the Property or the improvements located thereon, and any and all replacements thereto, but specifically excluding all personal property now or hereafter owned or leased by any tenant leasing any portion of the Property, or buildings, structures or improvements located thereon;

     (b) all warehouse receipts or other documents of title relating to any of the foregoing;

     (c) all permits, licenses and franchises, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by the Borrower, or either of them, or on their behalf in connection with any of the foregoing;

     (d) all accounts receivables from tenants, suppliers or service organizations serving the Property or any buildings, structures or improvements now or hereafter located thereon; and

     (e)  all proceeds of any of the foregoing;

to secure the following obligations (hereinafter collectively called the "Obligations"):

          (i) the payment of the indebtedness due under the terms of the Note and the performance of all other obligations of the Borrower under the Loan
               Documents;

         (ii) the performance of any and all covenants, agreements, liabilities and obligations of Borrower to Secured Party, its successors and assigns, provided for or arising under this Security Agreement; and

        (iii) the payment of all costs and expenses of collection, legal expenses and reasonable attorneys' fees incurred by Secured Party, its successors and assigns, in the enforcement of the rights of Secured Party hereunder or under the Loan Documents.

     2.   Borrower hereby covenants and warrants to Secured
Party, its successors and assigns, as follows:

     (a) upon notice given by Secured Party from time to time, Borrower shall prepare and deliver to Secured Party a full inventory listing, as of the date such notice is given, all items then constituting Collateral and such other information as Secured Party may request with respect to purchases or sales or other acquisitions or dispositions of Collateral. Each such inventory shall be certified as being true and complete by a duly authorized general partner of Borrower. Unless Secured Party otherwise agrees, in writing, all Collateral consisting of tangible property will be kept at the Property;

     (b) except for the security interests granted hereunder and under the Mortgage, Borrower is and will be at all times the sole owner of the Collateral, free from any lien, security interest, pledge or encumbrance, and no person other than the Secured Party has or will have any security interest or lien upon any of the Collateral;

     (c) Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

     (d) except for the financing statements to be filed pursuant to this Agreement or any other financing statements filed for the benefit of Secured Party, no financing statement or other acknowledgment of lien covering any Collateral or any proceeds thereof is on file in any public office. Borrower shall immediately give Secured Party notice in writing of any change in its address from that shown in this Agreement, shall also upon demand execute and deliver to Secured Party such financing statements, assignments, and other documents in form satisfactory to Secured Party, and do all such further acts and things as Secured Party may at any time and from time to time reasonably request as may be necessary or appropriate to establish and maintain a valid perfected first security interest in the Collateral as security for the Obligations, free of any liens, claims or encumbrances, and Borrower will pay the cost of filing or recording the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable. Borrower will execute and endorse such documents, certificates or forms as may be necessary or appropriate in order that the security interest of Secured Party hereunder may be noted by the proper authorities upon the certificates of title of each of the motor vehicles, if any, described herein, and will deliver or cause to be delivered to Secured Party any and all such documents or certificates of title relating to such Collateral. Borrower hereby appoints Secured Party as its attorney-in-fact, with full power of substitution to execute, file and record any and all documents necessary to perfect and continue the security interests granted and assignments made herein, including, but not limited to, financing statements to be filed with the appropriate authorities. Neither Secured Party nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable so long as any Obligation secured hereby shall remain outstanding;

     (e) except for the replacement or exchange in the ordinary course of business, Borrower will not sell or offer to sell, assign, pledge, lease or otherwise transfer or encumber the Collateral, or any interest therein, without the prior written consent of Secured Party;

     (f) Borrower will maintain or cause to be maintained insurance at all times with respect to the Collateral, in such form, in such companies, in such amounts and against such risks as Secured Party may request, such insurance to be payable to the Secured Party or Borrower as their interests may appear. All such policies of insurance shall provide for a minimum of thirty (30) days' prior written notice of cancellation or amendment to Secured Party. Borrower shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party showing compliance with the foregoing provisions and, if required by Secured Party, shall deposit the policies with Secured Party;

     (g) except for the security interests granted hereunder and under the Mortgage, Borrower will keep all Collateral free from any lien, security interest or encumbrance and in first-class order and repair and will not waste or destroy (or suffer or permit the waste or destruction of) the Collateral or any part thereof;

     (h) Borrower will not use (or suffer or permit the use of) the Collateral in violation of any statute, ordinance or policy of insurance thereon, and Secured Party may examine and inspect the Collateral at any reasonable time or times, wherever located; and


     (i) Borrower will pay or cause to be paid promptly when due all taxes, assessments and other impositions levied upon the Collateral, or for its use or operation.

     3. At its option, Secured Party (if Borrower fails to do same within ten (10) days after notice is given by Secured Party) may discharge, when due, taxes, liens, security interest or other encumbrances at any time affecting the Collateral and may pay for the maintenance, repair and preservation of the Collateral. Further, Secured Party, at its option and without notice to Borrower, may place and pay for insurance on the Collateral upon Borrower's failure to provide insurance satisfactory to the Secured Party as provided by this Agreement. To the extent permitted by applicable law and without limitation of its other rights and remedies, Secured Party shall be entitled to immediate reimbursement from the Borrower for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorizations, together with interest thereon at the rate
provided in the Note.   Until Default (as hereinafter defined),
Borrower may have the possession of the Collateral and may use same in the operation of the Property in any lawful manner not inconsistent with any policy of insurance thereon.

     4. The occurrence of any of the following events or conditions shall constitute a "Default" under this Agreement:

     (a) any event of default shall occur or exist (and shall continue beyond applicable grace periods, if any) under the Mortgage, Note or under the terms of any of the other Loan Documents;

     (b) a default in the performance by Borrower of any of the other Obligations or of any other covenant, agreement, or obligation contained or referred to herein, or in any of the other Loan Documents, to be performed by Borrower which shall continue for thirty (30) days after written notice or demand; or

     (c) the sale, transfer or encumbrance of any of the Collateral (except in accordance with the terms of this Agreement) or the making of any levy, seizure or attachment thereon.

     5. Upon a Default hereunder, and at any time thereafter (such Default not having been previously cured), Secured Party shall have all the remedies of a Secured Party under the Uniform Commercial Code and all other rights and remedies now or hereafter provided for or permitted by law, including without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose Secured Party may, as far as Borrower can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace) upon any premises on which the Collateral or any part thereof may be situated. Without limitation of the foregoing, Secured Party shall be entitled to hold, maintain, preserve and prepare all of the Collateral for sale and to dispose of said Collateral, if Secured Party so chooses, from the Property, provided that Secured Party may require Borrower to assemble such Collateral and make it available to Secured Party for disposition at a place to be designated by Secured Party (which may be other than the Property) from which the Collateral can be sold or disposed of, and provided further that for a reasonable period of time prior to the disposition of such Collateral Secured Party shall have the right to use same in the operation of the Property. Borrower will execute and deliver to Secured Party any and all forms, documents, certificates and registrations as may be necessary or appropriate to enable Secured Party to sell and deliver good and clear title to the Collateral to the buyer at the sale as herein provided. Unless the Collateral is of the type customarily sold on a recognized market, Secured Party will give Borrower at least ten (10) days' notice of the time and place of any public sale of such Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is given to the Borrower at least ten (10) days before the time of
the sale or disposition.   Secured Party may buy at any public or
private sale. Secured Party shall have the absolute right to elect to sell the Collateral as a unit with, and not separately from, the Property and the improvements constructed thereon, or in individual lots or parcels. The net proceeds realized upon any disposition of the Collateral, after deduction for expenses of retaking, holding, preparing for sale, selling and the like and the reasonable attorneys' fees and legal expenses incurred by Secured Party, shall be applied towards satisfaction of such of the Obligations secured hereby, and in such order of application, as Secured Party may elect. If all of the Obligations are satisfied, the Secured Party will account to the Borrower for any surplus realized on such disposition.

     6. No waiver by Secured Party of any Default hereunder shall operate as a waiver of any other Default or of the same Default on a future occasion. It is agreed and understood that Secured Party's remedies hereunder shall be limited to the exercise of such rights and remedies against the Collateral. Subject to the foregoing, the remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein, under the Uniform Commercial Code or otherwise, shall not be construed as a waiver of any of the other remedies of Secured Party so long as any part of the Obligations remain unsatisfied.

     7. All of Secured Party's rights hereunder shall inure to the benefit of its successors and assigns, and all of Borrower's Obligations shall bind its successors and assigns. All rights of the Secured Party in, to and under this Agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof. The Borrower agrees that if the Secured Party gives notice to the Borrower of an assignment of said rights, upon such notice the liability of the Borrower to the assignee shall be immediate and absolute. The Borrower will not set up any claim against the Secured Party as a defense, counterclaim or set-off to any action brought by any such assignee for any amounts due hereunder or for possession of the Collateral.

     8. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     9. The terms and provisions contained herein shall, unless the context otherwise requires, have the meanings and be construed as provided in the Uniform Commercial Code of the State of Wisconsin.

     10. All notices demands and requests given or required to be given hereunder shall be in writing. All such notices, demands and requests by Secured Party to Borrower shall be deemed to have been properly given if served in person or if sent by United States registered or certified mail return, receipt requested, postage prepaid, addressed to Borrower at:

                    Decade Companies Income Properties
                    Brookfield Lakes Corporate Center
                    18000 West Sarah Lane
                    Brookfield, Wisconsin 53005
                    Attention:  Jeffrey Keierleber

With a copy to:     Mary Fertl
                    Quarles & Brady
                    411 East Wisconsin Avenue
                    Milwaukee, Wisconsin  53202-4497

or to such other address as the party to be addressed may from time to time designate by written notice to Secured Party given as herein required. All notices, demands and requests by Borrower to Secured Party shall be deemed to have been properly given if served in person or if sent by United States registered or certified mail, postage prepaid, addressed to Secured Party at:

                    Home Savings of America, F.A.
                    P. 0. Box 7075
                    Pasadena, California  91109-7075

With a copy to:     Sean P. Kennedy
                    Portes, Sharp, Herbst, Kravets & Fox, Ltd.
                    333 West Wacker Drive
                    Suite 500
                    Chicago, Illinois  60606

or to such other address as the party to be addressed may from time to time designate by written notice to Borrower given as herein required. Notices, demands and requests given by mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder on the date such notice, demand or request shall be deposited in the mails.

     11. Borrower hereby further agrees for itself and for its successors and assigns that: (a) this Agreement does not constitute a waiver or partial waiver by Secured Party of any of its rights under the Mortgage or other Loan Documents, and (b) this Agreement does not in any way release Borrower from its obligation to comply with every term, provision, condition, covenant, agreement, representation, warranty and obligation provided for in the Loan Documents.

     12. Secured Party's rights hereunder are subject to the terms and provisions of that certain Nonrecourse Agreement entered into by and between Secured Party and Borrower dated
November 22, 1989.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


SECURED PARTY:                     BORROWER:

HOME SAVINGS OF AMERICA,           DECADE COMPANIES INCOME
F.A., a federal savings and        PROPERTIES - A LIMITED
loan association                   PARTNERSHIP, a Wisconsin
                                   limited partnership, by
                                   Decade Companies, a
By: __________________________     Wisconsin general
    Raymond Rissmann, its          partnership, its sole
    Vice President                 general partner


                                   By:___________________________
                                      Jeffrey Keierleber, a
                                      general partner

                            EXHIBIT A

                        Legal Description



Parcel 1:

Lot 2, Certified Survey Map 1872, recorded in Vol. 7 of Certified
Survey Maps, page 312, #1450832, in the City of Madison, Dane
County, Wisconsin

Parcel 2:

Lot 1, Certified Survey May 2982, recorded in Vol. 11 of
Certified Survey Maps, page 399, #1593404, in the City of
Madison, Dane County, Wisconsin

Parcel 3:

That certain Easement Declaration recorded in Vol. 997 of Records, page 299, #1593405; re-recorded in Vol. 1850 of Records, page 4, #1662733, as amended by that certain First Amendment to Easement Declaration dated ___________________, 1989, recorded in Vol. ___ of Records, page _______, #_______________________;

Parcel 4:

That certain Recreational Easement Agreement dated
_______________, 1989, recorded in Vol. ___ of Records, page
____, #_____________.